Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF PFG AND Core-Mark

On September 1, 2021, Performance Food Group Company ("PFG") completed the acquisition of Core-Mark Holding Company, Inc. (“Core-Mark”). The unaudited pro forma combined statement of operations for the fiscal year ended July 2, 2022 combines the historical consolidated statements of operations of PFG and Core-Mark, giving effect to the transaction and the financing of the transaction as if they each had occurred on July 4, 2021. PFG's consolidated balance sheet as of July 2, 2022 includes Core-Mark and, therefore, an unaudited pro forma combined balance sheet is not required.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined statement of operations in accordance with Article 11 of Regulations S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma combined statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma combined statement of operations. In addition, the unaudited pro forma combined statement of operations was derived from and should be read in conjunction with the historical audited financial statements of PFG as of and for the fiscal year ended July 2, 2022, and the related notes, included in PFG’s Annual Report on Form 10-K for the year ended July 2, 2022, as amended by PFG's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 21, 2022 (the "2022 Form 10-K"). The unaudited pro forma combined statement of operations includes Core-Mark’s unaudited consolidated statement of operations for the two-month period ended August 31, 2021.

The unaudited pro forma combined financial information has been prepared by PFG using the acquisition method of accounting in accordance with GAAP. The assets acquired and liabilities assumed were recognized at their respective fair values as of the acquisition date.

The unaudited pro forma adjustments are based upon available information and certain assumptions that PFG management believes are reasonable. The unaudited pro forma combined statement of operations for the fiscal year ended July 2, 2022 has been presented for informational purposes only and is based on assumptions and estimates considered appropriate by PFG management; however, it is not necessarily indicative of PFG’s results of operations that would have been achieved had the pro forma events taken place on the date indicated, or of the future consolidated results of operations of the combined company.

PFG management expects that the strategic and financial benefits of the transaction will result in certain cost savings opportunities. However, these cost savings have not been reflected in the accompanying unaudited pro forma combined statement of operations. For a discussion of risks related to anticipated cost savings, see “Risks Related to the Integration of Core-Mark” in Part I, Item 1A. Risk Factors of the 2022 Form 10-K.

Unaudited Pro Forma Combined Statement of Operations
for the fiscal year ended July 2, 2022

(In millions, except per share data)	PFG, As Reported Fiscal 2022	Core-Mark, Two Months Ended August 31, 2021	Pro Forma Adjustments		Pro Forma As Adjusted Combined
Net sales	$50,894.1	$3,083.9	$1.5	(a)	$53,979.5
Cost of goods sold	45,637.7	2,898.5	-		48,536.2
Gross profit	5,256.4	185.4	1.5		5,443.3
Operating expenses	4,929.0	197.6	(1.8)	(b)	$5,136.3
			1.7	(c)
			9.2	(d)
			0.6	(e)
Operating profit (loss)	327.4	(12.2)	(8.2)		307.0
Other expense, net:
Interest expense	182.9	1.4	(1.4)	(f)	187.6
			(1.2)	(g)
			5.9	(h)
Other, net	(22.6)	0.1	-		(22.5)
Other expense, net	160.3	1.5	3.3		165.1
Income (loss) before taxes	167.1	(13.7)	(11.5)		141.9
Income tax expense (benefit)	54.6	(1.7)	(3.0)	(i)	49.9
Net income (loss)	$112.5	$(12.0)	$(8.5)		$92.0
Weighted-average common shares outstanding:
Basic	149.8	45.2	(45.2)	(j)	169.7
			19.9	(k)
Diluted	151.3	45.2	(45.2)	(j)	171.2
			19.9	(k)
Earnings per common share:
Basic	$0.75	$(0.27)			$0.54
Diluted	$0.74	$(0.27)			$0.54

See the accompanying notes to the unaudited pro forma combined statement of operations, which are an integral part of this statement. The pro forma adjustments are explained in Note 3. Income Statement Pro Forma Adjustments.

NOTES TO THE PRO FORMA COMBINED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

Note 1. Basis of Presentation

The business combination was accounted for under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (ASC) Topic 805, Business Combinations. PFG is the acquirer for accounting purposes and has therefore estimated the fair value of Coremark assets acquired and liabilities assumed. The unaudited pro forma combined statement of operations was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). PFG has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma combined statement of operations. The adjustments presented on the unaudited pro forma combined statement of operations have been identified and presented to provide relevant information necessary to assist in understanding the post-combination company.

The unaudited pro forma combined statement of operations for the fiscal year ended July 2, 2022 has been derived from the following:
•
The audited consolidated statement of operations of PFG for the fiscal year ended July 2, 2022
•
The unaudited condensed consolidated statement of operations of Core-Mark for the two-month period ended August 31, 2021

The pro forma adjustments have been prepared as if the transaction occurred on July 4, 2021. The historical consolidated financial information has been adjusted in the unaudited pro forma combined statement of operations in accordance with Article 11 of Regulations S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. PFG management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction, and that the pro forma adjustments in the unaudited pro forma combined statement of operations give appropriate effect to the assumptions. The effects on the unaudited pro forma combined statement of operations of the transaction are more fully described in Note 4.

Note 2. Summary of Significant Accounting Policies
The accounting policies followed in preparing the unaudited pro forma combined statement of operations are those used by PFG as set forth in the audited historical financial statements and notes included in the 2022 Form 10-K. The unaudited pro forma combined statement of operations reflects adjustments to conform Core-Mark’s historical financial information to PFG’s significant accounting policies based on PFG’s review of Core-Mark’s summary of significant accounting policies, as disclosed in Core-Mark's historical financial statements, and discussions with Core-Mark management.

Note 3. Income Statement Pro Forma Adjustments

(a)
Reflects the removal of amortization of prepaid customer incentives related to incentives paid prior to the acquisition.
(b)
Reflects the removal of Core-Mark’s amortization of intangible assets.
(c)
Reflects the incremental depreciation expense for the step up in fair value of the fixed assets acquired.
(d)
Reflects the amortization of intangible assets acquired. Amortization is expected to be recognized on a straight-line basis over a weighted average useful life of approximately 9.3 years.
(e)
Reflects amortization of favorable and unfavorable leases.
(f)
Reflects the removal of Core-Mark’s previously recorded interest expense and amortization of deferred financing costs related to debt that PFG paid off upon closing of the transaction with borrowings from the ABL Facility.

(g)
Reflects the removal of interest expense for PFG’s $350 million Senior Notes due 2024 that were paid off using the proceeds from the issuance of the $1.0 billion Senior Notes due 2029.
(h)
Reflects adjustments to interest expense for the issuance of the $1.0 billion Senior Notes due 2029 and $794.6 million of borrowings under the ABL Facility, as well as the amortization of deferred financing costs related to the debt incurred.
(i)
Reflects income taxes on pro forma adjustments based on an estimated statutory tax rate of 26.0%.
(j)
Reflects the removal of Core-Mark’s common stock.
(k)
Reflects PFG’s common stock that was issued in exchange for Core-Mark’s common stock as shown in Note 3 above.

Non-recurring transactions costs of $59.9 million and tax benefit of $15.6 million incurred by PFG and Core-Mark related to the acquisition were included in the unaudited proforma combined statement of operations results for the fiscal year ended July 2, 2022.